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                                                                    Exhibit 99.1


                                          For further information contact:
                                          James F. Conway III, Chairman,
                                          President and Chief Executive Officer
                                          or
                                          Robert P. Story, Jr.
                                          Senior Vice President and
                                          Chief Financial Officer
                                          (978) 251-6000
                                          www.courier.com

NEWS RELEASE


                    COURIER ANNOUNCES SALE OF THE HOME SCHOOL


       NORTH CHELMSFORD, MA -- MARCH 9, 2001 -- Courier Corporation (Nasdaq:
CRRC), today announced the sale of the assets of its wholly-owned subsidiary, The Home School, Inc., to privately held Christian Book Distributors, Inc. of Peabody, Mass. The Home School is a direct marketer of educational materials to families engaged in educating children at home. The proceeds of the sale were $0.8 million and will result in a second quarter after-tax gain for Courier of approximately $150,000 or $.04 per diluted share. The sale is not expected to have an impact on the company's previous earnings projection for fiscal year 2001 of $3.50 to $3.70 per diluted share (excluding the first quarter real estate gain of $.16 per diluted share).

       "The sale will allow us to focus more of our time and energy on recently acquired Dover Publications," said James F. Conway III, chairman and chief executive officer of Courier. "Dover is a much larger business and holds far greater opportunity for us. The knowledge and skills we have developed with The Home School, particularly in the area of e-commerce and electronic direct marketing, are allowing us to greatly enhance Dover's value. Earlier this week, we announced the launch of Dover's inaugural e-commerce site, WWW.DOVERPUBLICATIONS.COM, which enables consumers to browse Dover's entire collection of 7,500 titles and either quickly and easily purchase direct from Dover or locate a store near them that carries Dover books. Customers are also able to participate in Dover's Online Family - a program that fosters dialog between readers and Dover's editors."

ABOUT COURIER CORPORATION

Courier Corporation is focused on streamlining and enhancing the process by which printed books and digital content reach end-user markets. Headquartered in North Chelmsford, MA, Courier has three lines of business: full-service book manufacturing, customized education and specialized publishing. For more information, visit WWW.COURIER.COM.

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FORWARD LOOKING INFORMATION

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, changes in raw material costs and availability, seasonal changes in customer orders, pricing actions by competitors, changes in copyright laws, consolidation among customers and competitors, success in integration of acquired businesses, changes in technology, and general changes in economic conditions. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.



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